EXHIBIT 10.4
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                       AMENDMENT TO STOCK OPTION AGREEMENT

         THIS AMENDMENT (the "AMENDMENT") dated June 20, 2005 amends the Stock Option Agreement between SpectraSite, Inc. and Paul M. Albert, Jr. (the "DIRECTOR") dated March 12, 2003 (the "OPTION AGREEMENT"). Capitalized terms used herein that are not otherwise defined have the same meanings as those terms are given in the Option Agreement.

         WHEREAS, the Company and the Director wish to amend the Option Agreement in connection with the transactions contemplated by that Agreement and Plan of Merger by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc. dated as of May 3, 2005.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.     The following language is added to the end of Section 2:

         If the Director is not selected to serve as a member of the Board of Directors of American Tower Corporation upon and following the date of the completion of the transactions contemplated by that Agreement and Plan of Merger by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc. dated as of May 3, 2005, any unvested portion of the Option shall become fully vested and exercisable as of such date. In the case of the termination of the Optionee's service as a member of the Board for any other reason, the unvested portion of the Option shall immediately terminate upon such termination of the Optionee's service.

         2.     The first sentence of Section 3(a) is deleted.

         3. Except as specifically provided herein, all terms and conditions of the Option Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

                                                   SPECTRASITE, INC.



                                                    By: /s/ Mark A. Slaven
                                                        -----------------------
                                                        Name:  Mark A. Slaven
                                                        Title: Chief Financial
                                                               Officer




                                                   PAUL M. ALBERT, JR.


                                                   /s/ Paul M. Albert
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